Exhibit 10.1
CHICO’S FAS, INC.
2012 OMNIBUS STOCK AND INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT
FOR RESTRICTED STOCK UNITS
This Performance Award Agreement (this “Performance Award Agreement”) is effective as of the date of grant indicated on the Appendix hereto (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and the Grantee named in the Appendix hereto (the “Employee”).
WHEREAS, the Human Resources, Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) is authorized to make grants of Performance Awards under the Company’s 2012 Omnibus Stock and Incentive Plan (as amended and in effect from time to time, the “Plan”);
WHEREAS, prior to the Grant Date, the Committee approved this Performance Award grant, pursuant to the Plan, to the Employee on the Grant Date provided that the Employee continues to be employed as an employee of the Company on the Grant Date;
WHEREAS, the Committee determined and established the performance measures and goals and continued employment requirements that must be achieved in order for the Employee to earn and vest in the Performance Award;
WHEREAS, the Committee intends the Performance Award to be “performance-based compensation” as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:
1.Grant of Performance-Based Restricted Stock Units. The Company hereby sets forth the right for the Employee to receive the target number of Restricted Stock Units indicated on the Appendix hereto (the “Target”) at the end of the defined Restriction Periods set forth in Paragraph 5, with the earn-out opportunity to receive Restricted Stock Units equal to 0% - 175% of the Target (the “Performance Award”), subject to the achievement of the Performance Goals set forth in Paragraph 2. Upon the achievement of the Performance Goals and at the end of the initial Restriction Period on the First Vesting Date (as defined below), each earned Restricted Stock Unit shall entitle the Employee to receive one share of Common Stock of the Company, with the vested portion issued and delivered as unrestricted shares of Common Stock as provided in Paragraph 9 and the nonvested portion issued as Restricted Stock as provided in Paragraph 9 and subject to additional employment requirements and other conditions set forth in this Performance Award Agreement. The Performance Award is granted pursuant to the Plan and is subject to the provisions

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of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Performance Award Agreement. The Employee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Performance Award Agreement. To the extent the terms of the Plan and this Performance Award Agreement are in conflict, the terms of the Plan shall govern. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Performance Award Agreement. All references to specified paragraphs pertain to paragraphs of this Performance Award Agreement unless otherwise specifically provided.
2.    Performance Goals. The Employee’s right to receive the Performance Award is subject to the following conditions:
a.    The Employee continues to be employed through the Vesting Dates set forth in Paragraph 5, subject to the provisions in Paragraph 7, and
b.    The performance goals established by the Committee (the “Performance Goals”) are achieved as provided in this Paragraph 2.b. The Committee will establish (and communicate to the Employee) the Performance Goals within the first 90 days of the Performance Period. Such Performance Goals will be based upon the average of the return on net assets (“RONA”) for each fiscal year during the Performance Period and will be set at threshold, target and maximum levels, with interpolation for performance between those levels. The “Performance Period” begins on January 29, 2017 and ends on February 2, 2019. The Committee may adjust the previously established Performance Goals during the Performance Period, provided, however, that for any Performance Award for an Employee that is covered by Section 162(m) of the Code, the Committee shall only make adjustments to the previously established Performance Goals that are permitted under Section 162(m) of the Code but shall in all events have the ability in its sole discretion to exercise negative discretion to reduce the Performance Award. If the actual performance level is below the established threshold, no Restricted Stock Units underlying the Performance Award shall be payable under this Performance Award Agreement. If the actual performance level is above the established maximum, no Restricted Stock Units underlying the Performance Award shall be payable above such maximum. The Committee shall determine and certify the level of performance following the end of the Performance Period but in all events prior to the First Vesting Date. Except as provided otherwise in Paragraph 7.c (with regard to a Change in Control during the Performance Period), any Restricted Stock Units underlying the Performance Award that are not, based on the Committee’s determination, earned by performance during the Performance Period shall be cancelled and forfeited.
3.    No Transfer of Nonvested Restricted Stock Units or Restricted Stock. During the period that any Restricted Stock Units or Restricted Stock underlying the Performance Award are nonvested as set forth in this Performance Award Agreement, the Employee shall have no rights to or with respect to such Restricted Stock Units or Restricted Stock except as specifically set forth in this Performance Award Agreement, and, during the applicable Restriction Period, such nonvested Restricted Stock Units and Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution or by qualified domestic relations order. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Employee.

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4.    Risk of Forfeiture. Subject to Paragraphs 6 and 7, upon termination of employment (as defined in Paragraph 8) prior to the end of a Restriction Period, the Employee shall forfeit the right to receive the Performance Award that would otherwise have vested at the end of said Restriction Period.
5.    Vesting Dates. Subject to Paragraphs 6 and 7, if the employment requirements are met and the Performance Goals set forth in Paragraph 2 are achieved, the restrictions applicable to the Performance Award will lapse in accordance with the following Restriction Periods, as shown in the Vesting Schedule indicated on the Appendix hereto: (i) one-third (33.3%) of the Performance Award will vest on the second anniversary of the Grant Date (the “First Vesting Date”); and (ii) the remaining two-thirds (66.7%) of the Performance Award will vest on the third anniversary of the Grant Date (the “Second Vesting Date”) (each a “Vesting Date”). To the extent the vesting provisions in this Paragraph 5 would result in a fractional share, such fractional share shall vest on the Second Vesting Date. On the First Vesting Date, to the extent not previously forfeited, the earned Restricted Stock Units that become vested on the First Vesting Date shall be issued and delivered as unrestricted shares of Common Stock as provided in Paragraph 9 and the earned Restricted Stock Units that continue to be subject to additional restriction requirements under this Paragraph 5 shall be issued as shares of Restricted Stock as provided in Paragraph 9. On the Second Vesting Date, to the extent not previously forfeited, the restrictions (other than those set forth in Paragraph 12) on the shares of Restricted Stock shall lapse and the shares of Common Stock shall be delivered as provided in Paragraph 9.
6.    Termination of Service. The Employee’s voluntary or involuntary termination of employment (as defined in Paragraph 8) shall affect the Employee’s rights under this Performance Award Agreement as follows:
a.    Voluntary Termination or Termination for Cause. If, other than as specified below, the Employee voluntarily terminates employment with the Company or the Employee’s employment is terminated by the Company for Cause prior to a Vesting Date, then the Employee shall forfeit the right to receive any nonvested Restricted Stock Units and nonvested Restricted Stock underlying the Performance Award. For purposes of this Performance Award Agreement, “Cause” for termination shall exist if the Employee engages in any of the following conduct:

(i)	Conduct resulting in a conviction of, or entering a plea of no contest to, any felony;

(ii)	Conduct resulting in a conviction of, or entering a plea of no contest to, any crime related to employment, but specifically excluding traffic offenses;

(iii)	Continued neglect, gross negligence, or willful misconduct by the Employee in the performance of the Employee’s duties, which has a material adverse effect on the Company or its subsidiaries;

(iv)	Willful failure to take actions permitted by law and necessary to implement the policies of the Company or its subsidiaries as such policies have been communicated to the Employee;

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(v)	Material breach of the terms of this Performance Award Agreement; or

(vi)
Drug or alcohol abuse to the extent that such abuse has an obvious and material adverse effect on the Company or its subsidiaries or upon the Employee’s ability to perform his or her duties and responsibilities.

b.    Involuntary Termination without Cause. If the Employee’s employment is terminated by the Company without Cause prior to a Vesting Date, then the Employee shall forfeit the right to receive any nonvested Restricted Stock Units and nonvested Restricted Stock underlying the Performance Award. The Committee, or its delegee, as applicable, shall retain the authority to accelerate time-vesting and payment of all or a portion of the Performance Award in its discretion if the Employee’s Termination Date is after the first anniversary of the Grant Date, provided, however, in such event, the related Performance Goals must still be achieved and, to the extent earned, either the Performance Award shall be issued and delivered as unrestricted shares of Common Stock as provided in Paragraph 9 on the First Vesting Date or, if such termination occurs after the First Vesting Date, the nonvested Restricted Stock issued on the First Vesting Date shall fully vest on the Termination Date.
7.    Retirement, Change in Control, Death or Disability. The Employee’s Retirement, or death or Disability, or a Change in Control, shall affect the Employee’s rights under this Performance Award Agreement as follows:
a.    Retirement. If the Employee’s employment with the Company (as defined in Paragraph 8) is terminated due to Retirement on or after the first anniversary of the Grant Date but on or prior to the First Vesting Date, to the extent not previously earned and vested or previously forfeited, then as of the First Vesting Date and subject in all events to the achievement of the Performance Goals set forth in Paragraph 2, the Prorated Portion (as defined below) of the nonvested but otherwise earned Restricted Stock Units shall fully vest and shall be issued and delivered as unrestricted shares of Common Stock as provided under Paragraph 9 on the First Vesting Date and the Employee shall forfeit the right to receive all Restricted Stock Units in excess of the earned Prorated Portion. If the Employee’s employment with the Company (as defined in Paragraph 8) is terminated due to Retirement after the First Vesting Date but before the Second Vesting Date, to the extent not previously earned and vested or previously forfeited, then the Prorated Portion of the nonvested Restricted Stock shall fully vest on the Termination Date and the Employee shall forfeit the right to receive all shares of the nonvested Restricted Stock in excess of the Prorated Portion. For these purposes, the “Prorated Portion” shall be equal to the number of shares which is the product of (i) a fraction, the numerator of which is the number of completed months elapsed beginning on the Grant Date and ending on the Termination Date and the denominator of which is the total number of months beginning on the Grant Date and ending on the last day of the last Restriction Period, multiplied by (ii) the total number of nonvested Restricted Stock Units or shares of nonvested Restricted Stock, whichever is applicable, immediately prior to the Termination Date. For these purposes, the Employee’s position as an employee of the Company will not be considered to be terminated by “Retirement” unless prior to the Termination Date: (i) the Employee provides written notice to the Company of intent to formally retire; (ii) the Employee has reached age 55; (iii) the Employee’s combined age and years of service with the Company as an employee is equal

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to 65 or greater; and (iv) the Company approves the Employee’s request to retire, which approval is in the sole discretion of the Committee, or its delegee, as applicable.
b.    Death or Disability. If the Employee’s employment by the Company (as defined in Paragraph 8) is terminated by death or due to a Disability on or after the first anniversary of the Grant Date but prior to the last day of an applicable Restriction Period, to the extent not previously earned and vested or previously forfeited, then the Performance Award shall become fully vested subject to the performance requirements in Paragraph 2.b. and, to the extent earned, either the Performance Award shall be issued and delivered as unrestricted shares of Common Stock as provided in Paragraph 9 on the First Vesting Date or, if such termination occurs after the First Vesting Date, the nonvested Restricted Stock issued on the First Vesting Date shall fully vest on the Termination Date. For purposes of this Performance Award Agreement, “Disability” shall mean that the Employee was approved for a disability benefit under the Company’s long-term disability plan.
c.    Change in Control. If a Change in Control occurs following the Performance Period, then the Performance Award shall be converted immediately to shares of Common Stock (if not previously converted) and shall vest fully, all restrictions (other than those set forth in Paragraph 12) applicable to such Performance Award shall terminate, and, on the date of the Change in Control, the Company shall issue and deliver as provided in Paragraph 9 all such shares of Common Stock earned based on the actual achievement of the Performance Goals.
If a Change in Control occurs during the Performance Period, the Performance Award shall be converted into shares of Common Stock at 100% of the Target level of shares, and shall fully vest upon the Change in Control, all restrictions (other than those set forth in Paragraph 12) applicable to such Performance Award shall terminate, and, on the date of the Change in Control, the Company shall issue and deliver as provided in Paragraph 9 all shares based on the Target achievement of the Performance Goals.
8.    Definition of Employment and Termination. For purposes of this Performance Award Agreement, “employment” means employment by the Company and/or its subsidiary (as “subsidiary” is defined under the Plan). “Termination Date” means the date upon which the Employee is separated from employment, whether voluntary or involuntary. Neither the transfer of the Employee from employment by the Company to employment by a subsidiary, nor the transfer of the Employee from employment by a subsidiary to employment by the Company, nor the transfer of the Employee from employment by a subsidiary to employment by another subsidiary shall be deemed to be a termination of employment of the Employee. Furthermore, in no event shall employment be deemed terminated under this Performance Award Agreement unless and until the Employee’s employment by the Company, to the extent applicable, and each of its subsidiaries, to the extent applicable, is terminated such that the Employee is no longer employed by the Company or any of its subsidiaries. Moreover, the employment of the Employee shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Employee returns to active

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employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Plan Administrator’s determination in good faith regarding whether a termination of employment of any type or Disability has occurred shall be conclusive and determinative.
9.    Issuance and Delivery of Shares; Ownership Rights.
a.    Issuance and Delivery of Shares. With respect to Restricted Stock issuable on the applicable dates set forth in Paragraph 5, 6.b or 7, the shares of Restricted Stock will be issued in the name of the Employee and delivered electronically to the Plan Administrator as escrow agent (the “Escrow Agent”), and will not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless and until the expiration of the Restriction Period set forth in Paragraph 5 or the occurrence of any of the events contemplated by Paragraphs 6 or 7. The Company may instruct the transfer agent for its Common Stock to reflect in its records the restrictions on transfer set forth in this Performance Award Agreement and the Plan. No shares of Restricted Stock will be transferred by the Escrow Agent to the Employee unless and until the shares of Restricted Stock have vested and all other terms and conditions in this Performance Award Agreement and the Plan have been satisfied. Once vested and all other terms and conditions have been satisfied, the shares of Common Stock will be delivered to the Employee via electronic delivery to the Employee’s account with the Company’s stock plan administrator and will be freely transferable by the Employee. With respect to unrestricted shares issuable on the dates set forth in Paragraph 5, 6.b or 7, the shares of Common Stock will be issued and delivered to the Employee via electronic delivery to the Employee’s account with the Company’s stock plan administrator and will be freely transferable by the Employee. The Committee may change the above procedure for issuance and delivery of shares of Common Stock at any time. Notwithstanding any other provision of this Performance Award Agreement, the issuance and delivery of the shares of Common Stock under this Paragraph 9 shall be subject to the requirements of Paragraph 12, including restrictions on transfer as provided therein to the extent applicable.
b.    Ownership Rights. The Employee is not entitled to any voting and ownership rights applicable to the Performance Award, including the right to receive any dividends that may be paid on the Performance Award, prior to the issuance of the shares of Common Stock as either unrestricted shares or as Restricted Stock. To the extent the Restricted Stock Units are earned and vested, the Employee shall be entitled to receive shares or cash equivalents to all dividends paid subsequent to the Grant Date and prior to the First Vesting Date with payment of such dividend equivalents being paid on the first dividend payment date following the First Vesting Date (but in no event later than the April 15 immediately following the First Vesting Date). To the extent any nonvested Restricted Stock Units are forfeited, the dividend equivalents attributable to such Restricted Stock Units shall also be forfeited. Following the issuance and delivery of the shares of Common Stock as either unrestricted shares or as Restricted Stock, the Employee shall have all voting and ownership rights as provided to other shareholders, except that the Restricted Stock shall remain subject to the restrictions under Paragraph 3 until vesting occurs and, if the Restricted Stock is forfeited, all such rights with regard to the Restricted Stock shall immediately terminate. (Information on the Company’s stock, Annual Reports, and other relevant information may be found under the Investor Relations Sections of the Company’s website: www.chicosfas.com.)

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10.    Reorganization of Company and Subsidiaries. The existence of this Performance Award Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Performance Award or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11.    Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Performance Award shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Performance Award.
12.    Certain Restrictions. By accepting the Performance Award, the Employee agrees that if at the time of delivery of the shares of Common Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Employee will acquire the Common Stock for the Employee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Employee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Performance Award Agreement.
13.    Confidentiality. By accepting the Performance Award, the Employee agrees that during the twenty-four month period immediately following the Termination Date, the Employee will not use or disclose the Company’s and/or its subsidiaries’ Confidential Information, except in the faithful performance of the Employee’s duties for the Company. For purposes of this Performance Award Agreement, Confidential Information includes trade secrets and other confidential and proprietary information and materials pertaining to, among other things: (a) designs (including garment and fabric) and fashion trends; (b) sourcing, manufacturing, merchandising, licensing and supply chain processes, techniques and plans; (c) advertising, marketing and promotional plans; (d) technical and business strategies and processes; (e) sales, revenues, profits, margin, expenses, and other financial information; (f) relationships between the Company and its customers, its vendors and its employees; (g) customers’ personal identifying information; (h) stores and real estate, including expansion and relocation plans; (i) store operations, including policies and procedures; (j) compensation, benefits, performance history and other information relating to the Company’s and/or its subsidiaries’ employees; and (k) acquisitions, mergers, divestitures, and agreements regarding franchising and distribution. Confidential Information does not include information that is, or becomes, generally known within the industry or generally available to the public (unless through the Employee’s improper disclosure). The purpose of this

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provision is to protect the Company’s and/or its subsidiaries’ legitimate interest in maintaining the confidentiality of its private business information; accordingly, nothing herein is intended to or shall be construed to prohibit communications among associates regarding their compensation or any other terms and conditions of employment. Nothing in this Performance Award Agreement is intended to or will be used in any way to limit the Employee’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
14.    Non-Competition. By accepting the Performance Award, the Employee agrees that during the Restricted Period as defined below, the Employee will not, directly or indirectly, perform any job, task, function, skill, or responsibility for a Competing Business within the Restricted Territory that the Employee has provided for the Company (or its subsidiaries) within the twelve (12) month period immediately preceding Employee’s Termination Date. For purposes of this Performance Award Agreement, a Competing Business shall mean any direct competitor of the Company which, in general, means a specialty retailer of: (i) better women’s intimate apparel, sleepwear and bath and body products; or (ii) better women’s apparel whose target customers are 30 years of age or older and have an annual household income of $75,000 or more. Competing Business includes, but is not limited to: The J. Jill Group, Inc., L Brands, Inc., Soft Surroundings Holdings, LLC, The Talbots, Inc., GAP, Inc., Victoria’s Secret Stores, Inc., and Ascena Retail Group, Inc. The Restricted Period means the period immediately following the Employee’s Termination Date, and is a six (6) month period for Vice Presidents and below; a twelve (12) month period for Senior, Group and Executive Vice Presidents; and a twenty-four (24) month period in case of the Chief Executive Officer. The Restricted Territory means where Company’s products are marketed at the time of Employee’s termination. The Employee acknowledges that the foregoing restrictions may impair the Employee’s ability to engage in certain business activities during the defined period, but acknowledges that these restrictions are reasonable consideration for the grant of the Performance Award hereunder.
15.    Nonsolicitation. By accepting the Performance Award, the Employee agrees that for a period of two (2) years following the Termination Date, the Employee will not directly or indirectly solicit, induce or attempt to influence any Company employee (including any Company’s subsidiaries’ employee) to leave the Company’s employ, nor will the Employee assist anyone in soliciting or recruiting a Company employee (including a Company’s subsidiaries’ employee) for purposes of being employed or retained as a consultant or contractor elsewhere.
16.    Noncompliance Reporting. By accepting the Performance Award, the Employee agrees that if, at any time, the Employee learns of information suggesting conduct by an officer or employee of the Company (including of the Company’s subsidiaries) or a member of the Company’s Board of Directors that is unlawful, unethical, or constitutes a material violation of any Company policy, regardless of the source of such information, the Employee will report promptly such information to the Company through any of the Company’s internal mechanisms available for the reporting of such conduct such as, for instance, the Company’s Ethics and Compliance Hotline. Nothing in this Performance Award Agreement is intended to or will be used in any way to limit the Employee’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.

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17.    Amendment and Termination. No amendment or termination of this Performance Award Agreement which would impair the rights of the Employee shall be made by the Board, the Committee or the Plan Administrator at any time without the written consent of the Employee. No amendment or termination of the Plan will adversely affect the right, title and interest of the Employee under this Performance Award Agreement or to Performance Award granted hereunder without the written consent of the Employee.
18.    Entire Agreement. This Performance Award Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements.
19.    No Guarantee of Employment. This Performance Award Agreement shall not confer upon the Employee any right with respect to continuance of employment or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Employee’s employment or other service at any time.
20.    Withholding of Taxes. The Company shall have the right to (i) make deductions from the number of shares of Common Stock otherwise deliverable upon satisfaction of the conditions precedent under this Performance Award Agreement (and other amounts payable under this Performance Award Agreement) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations, provided, in any event, the Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements unless the Employee has elected to have an additional amount (up to the maximum allowed under law) withheld.
21.    No Guarantee of Tax Consequences. The Performance Award is intended to be exempt from Section 409A of the Code as a short-term deferral or as restricted stock under Section 83 of the Code. To that end, the payment of any shares of Common Stock due under this Performance Award Agreement (including the issuance of shares of Common Stock as Restricted Stock) and all related dividend equivalents shall be made in all events no later than the 15th day of the third month following the later of the Company’s tax year or the Employee’s tax year during which the shares of Common Stock (or related Restricted Stock Units or dividend equivalents) are no longer subject to a substantial risk of forfeiture. Each payment under this Performance Award Agreement shall be treated as a separate payment and all of the terms of this Performance Award Agreement shall be interpreted in a manner as to be exempt from Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor any subsidiary nor the Plan Administrator shall be liable to any person eligible for benefits under this Performance Award Agreement in the event this Performance Award Agreement or the payments hereunder fail to be exempt from, or comply with the requirements under, Section 409A or Section 83 of the Code. Neither the Company nor any subsidiary nor the Plan Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Performance Award Agreement.

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22.    Severability. In the event that any provision of this Performance Award Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Performance Award Agreement and this Performance Award Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
23.    Governing Law. This Performance Award Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.
24.    Miscellaneous Provisions.
a.    Not a Part of Salary. The grant of an Award under the Plan is not intended to be a part of the salary of the Employee.
b.    Conflicts With Any Employment Agreement. If the Employee has an employment agreement with the Company or any of its subsidiaries which contains different or additional provisions relating to vesting of restricted stock unit awards, or otherwise conflicts with the terms of this Performance Award Agreement, the provisions of the employment agreement shall govern.
c.    Independent Covenants. The Employee acknowledges that the promises set forth herein by either party are independent of each other and are independent of any other provision in any other agreement between the Employee and the Company and the existence of any claim or cause of action the Employee may have against the Company shall not constitute a defense to enforcement of the Employee’s promises herein.
d.    Electronic Delivery and Signatures. The Employee hereby consents and agrees to electronic delivery of share(s) of Common Stock, Plan documents, proxy materials, annual reports and other related documents. The Company has established procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan and this Performance Award Agreement). The Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

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